Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS

SECOND QUARTER 2015 RESULTS

Net Income of $9.0 million or $0.31 per diluted common share

Declared third quarter 2015 dividend of $0.25 per common share

Raising full-year 2015 EPS guidance range to $1.12 - $1.18

JUNE 30, 2015 FINANCIAL RESULTS

Chicago, IL — July 30, 2015 - Ares Commercial Real Estate Corporation (the “Company,” “ACRE,” “we,” or “our”) (NYSE:ACRE), a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments, reported net income of $9.0 million or $0.31 per diluted common share for the quarter ended June 30, 2015. In addition, the Company announced that its Board of Directors declared a third quarter 2015 dividend of $0.25 per common share payable on October 15, 2015 to common stockholders of record on September 30, 2015.

“We are pleased to report that our second quarter earnings increased 35% compared to the same period a year ago, driven by growth in both our Principal Lending and Mortgage Banking segments,” said Todd Schuster, President and Chief Executive Officer of ACRE.  “We continue to execute well against our goal of expanding earnings with our existing capital base and we have identified additional strategies to further enhance earnings going forward.  Given our positive outlook and the breadth and strength of our business, we are significantly increasing our annual earnings guidance range for 2015.”

2015 GUIDANCE UPDATE

For the year ending December 31, 2015, the Company is increasing its estimated net income per diluted common share to be between $1.12 to $1.18.

The Company’s guidance is based upon management’s current expectations regarding (1) the timing and amount of, and returns on, originations in the Principal Lending and Mortgage Banking segments in the Company’s existing pipeline, (2) the timing and amount of repayments in the Principal Lending and Mortgage Banking segments, (3) the availability and cost, including advance rates, of additional debt capital to fund new investments and commitments on existing investments, refinance existing indebtedness and for general corporate working capital purposes, (4) interest rate volatility, (5) change in the fair value of mortgage servicing rights and derivatives held by the Company, (6) taxation associated with the Company’s taxable REIT subsidiaries (“TRS”), including most significantly the TRS that holds the Mortgage Banking segment, (7) changes in the Company’s operating costs and expenses, (8) impact of raising additional debt or equity capital and (9)  material acquisitions or dispositions by the Company. The Company’s guidance is also based on current expectations of market conditions, including but not limited to the level of lending and borrowing spreads, commercial real estate loan volumes and government-sponsored enterprise activity and the judgment of the Company’s management team. There is no guarantee or assurance that such activities will occur as expected or at all. The Company’s earnings estimates are forward-looking statements and are subject to risks and other factors described elsewhere in this press release. The Company will discuss the earnings estimates on its July 30, 2015 conference call. Actual events or conditions may differ materially from these assumptions and therefore, actual results may vary significantly.

THREE MONTHS ENDED JUNE 30, 2015 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•                  For the three months ended June 30, 2015, net income was $9.0 million or $0.31 per diluted common share, comprised of $6.8 million net income for the Principal Lending segment and $2.2 million net income for the Mortgage Banking segment.

•                  For the Principal Lending segment, total lending volume was $60.5 million for the three months ended June 30, 2015, including new originations of $39.0 million in commitments ($36.5 million in outstanding principal) and an additional $21.5 million of fundings on existing commitments.  Loan repayments totaled $10.0 million in outstanding principal for the three months ended June 30, 2015.

•                  For the Mortgage Banking segment, originations for the three months ended June 30, 2015 totaled $233.0 million in commitments.

Capital Activities:

•                  In April 2015, ACRE Capital LLC (“ACRE Capital”) temporarily increased the aggregate commitment of the Bank of America warehouse facility from $135.0 million to $185.0 million for the period April 15, 2015 to June 1, 2015.

•                  In May 2015, the Company entered into a $50.0 million Bridge Loan Warehousing Credit and Security Agreement with Bank of America, N.A. pursuant to which the Company may finance eligible commercial mortgage loans collateralized by healthcare facilities and other multifamily properties.

PRINCIPAL LENDING SEGMENT AS OF JUNE 30, 2015

At June 30, 2015, within its Principal Lending segment, the Company had originated or co-originated 41 loans held for investment (excluding 17 loans totaling $505.2 million in outstanding principal that were repaid since inception and one loan totaling $75.0 million in outstanding principal transferred to loans held for sale within the Company’s consolidated balance sheet) totaling approximately $1.4 billion in commitments and $1.2 billion in outstanding principal, excluding non-controlling interests held by third parties.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions, except percentages):

	As of June 30, 2015
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Interest Rate	Weighted Average Unleveraged Effective Yield (2)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,001.8	$1,007.7	4.4%	5.0%	1.8
Subordinated debt and preferred equity investments	193.6	196.0	10.6%	11.0%	6.4
Total loans held for investment portfolio (excluding non-controlling interests held by third parties)	$1,195.4	$1,203.7	5.4%	6.0%	2.5

(1)                                 The difference between the Carrying Amount and the Outstanding Principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.  The table above excludes non-controlling interests held by third parties. See reconciliation below of the Carrying Amount as included within the Company’s consolidated balance sheets.

(2)                                 Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of June 30, 2015 as weighted by the Outstanding Principal balance of each loan.

As of June 30, 2015, 90% of the Principal Lending segment’s loans held for investment portfolio consisted of floating rate loans and 84% consisted of senior mortgage loans, respectively (as measured by outstanding principal), excluding non-controlling interests held by third parties.

A reconciliation of ACRE’s loans held for investment portfolio, excluding non-controlling interests, to ACRE’s loans held for investment as shown within its consolidated balance sheets is as follows ($ in millions):

	As of June 30, 2015
	Carrying Amount	Outstanding Principal
Total loans held for investment portfolio (excluding non-controlling interests held by third parties)	$1,195.4	$1,203.7
Non-controlling interest investment held by third parties	83.3	83.3
Loans held for investment	$1,278.7	$1,287.0

Portfolio Diversification Summary as of June 30, 2015 (excluding non-controlling interests held by third parties):

($ in millions, except percentages)

PROPERTY TYPE

	Outstanding Principal	% of Portfolio
Multifamily	$386.3	32%
Office	345.7	29%
Industrial	100.1	8%
Retail	102.6	9%
Mixed-use	104.2	9%
Healthcare	41.6	3%
Hotel	36.5	3%
Various	86.7	7%
Total	$1,203.7	100%

GEOGRAPHIC MIX

	Outstanding Principal	% of Portfolio
Southeast	$247.0	21%
Southwest	211.5	18%
Midwest	279.4	23%
West	150.6	12%
Mid-Atlantic/Northeast	228.5	19%
Diversified	86.7	7%
Total	$1,203.7	100%

MORTGAGE BANKING SEGMENT (ACRE CAPITAL) AS OF JUNE 30, 2015

For the three months ended June 30, 2015, ACRE Capital originated $90.3 million in commitments of Fannie Mae Delegated Underwriting and Servicing (“Fannie Mae”) loans, $42.8 million in commitments of Federal Housing Administration (“HUD”) loans and $99.9 million in commitments of Federal Home Loan Mortgage Corporation (“Freddie Mac”) loans.

As of June 30, 2015, ACRE Capital’s multifamily servicing portfolio consisted of 973 loans with an unpaid principal balance of $4.4 billion. The carrying value of ACRE Capital’s mortgage servicing rights was $60.1 million at June 30, 2015.

RECENT DEVELOPMENTS

On July 7, 2015, the Company originated a $22.1 million first mortgage loan on a multifamily property located in Arizona. At closing, the outstanding principal balance was approximately $22.1 million. The loan has an interest rate of LIBOR + 4.25% (plus origination and exit fees) subject to a 1.00% LIBOR floor and an initial term of one year.

On July 15, 2015, the Company sold to a third party a $75.0 million senior loan collateralized by office properties in California at a sale price equal to 100% of the par value of the loan.

On July 21, 2015, the Company exercised the one-year extension option on its $75.0 million revolving funding facility with City National Bank.  The extended maturity date of this facility is July 31, 2016.

As of July 29, 2015, ACRE Capital originated $61.9 million quarter to date in Fannie Mae, Freddie Mac or HUD loan commitments.

On July 30, 2015, the Company declared a cash dividend of $0.25 per common share for the third quarter of 2015. The third quarter 2015 dividend is payable on October 15, 2015 to common stockholders of record as of September 30, 2015.

INVESTMENT CAPACITY AND LIQUIDITY

As of July 29, 2015, the Company expects to have approximately $63 million in capital, either in cash or in approved but undrawn capacity under the Company’s secured funding agreements.  After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $53 million in capital available to fund additional loans, outstanding commitments on the Company’s existing loans and for other working capital purposes.  Assuming that the Company uses such amount as capital to make new investments and leverages such amount under its facilities at a debt-to-equity ratio in the range of 2:1 to 3:1, the Company has the capacity to fund $155 million to $210 million of additional senior loan investments.

As of July 29, 2015, the total unfunded commitments for the Company’s existing loans held for investment were approximately $124 million.  In addition, borrowings under the Company’s financing facilities were approximately $512 million (excluding warehouse lines of credit in connection with the Company’s Mortgage Banking segment), debt issued in the form of commercial mortgage-backed securities was approximately $62 million, debt issued in the form of collateralized loan obligations was approximately $247 million and debt issued in the form of convertible senior notes was approximately $69 million.

SECOND QUARTER 2015 DIVIDEND

On May 7, 2015, the Company declared a cash dividend of $0.25 per common share for the second quarter of 2015. The second quarter 2015 dividend was paid on July 15, 2015 to common stockholders of record as of June 30, 2015.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, July 30, 2015, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its second quarter 2015 financial results. Please visit the Investor Resources section of Ares Commercial Real Estate Corporation’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 2818659 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through August 12, 2015 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10067139. An archived replay will also be available through August 12, 2015 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides a broad offering of flexible financing solutions for commercial real estate owners and operators. Through ACRE Capital LLC, its Mortgage Banking subsidiary, it originates and services multifamily residential mortgage loans, senior housing and healthcare facility loans by utilizing programs overseen by governmental agencies and government-sponsored entities. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (“Ares Management”) (NYSE:ARES). Ares Management is a publicly traded, leading global alternative asset manager with approximately $87 billion of assets under management as of March 31, 2015. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call, including the Company’s estimated earnings per share for the full year 2015, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, government-sponsored enterprise activity and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission.  Any forward-looking statement, including any contained herein, speaks only as of the time of this release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call, including the Company’s estimated earnings per share for the full year 2015. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

AVAILABLE INFORMATION

Ares Commercial Real Estate Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

CONTACTS

Carl Drake or John Stilmar

Ares Commercial Real Estate Corporation

888-818-5298

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents ($10 and $47 related to consolidated VIEs, respectively)	$8,105	$16,551
Restricted cash	26,935	66,121
Loans held for investment ($669,071 and $848,224 related to consolidated VIEs, respectively)	1,278,736	1,462,584
Loans held for sale, at fair value	131,962	203,006
Mortgage servicing rights, at fair value	60,077	58,889
Other assets ($3,384 and $3,438 of interest receivable related to consolidated VIEs, respectively; $18,352 of other receivables related to consolidated VIEs as of December 31, 2014)	39,023	60,502
Total assets	$1,544,838	$1,867,653
LIABILITIES AND EQUITY
LIABILITIES
Secured funding agreements	$560,845	$552,799
Warehouse lines of credit	51,852	193,165
Convertible notes	68,696	68,395
Commercial mortgage-backed securitization debt (consolidated VIE)	83,288	219,043
Collateralized loan obligation securitization debt (consolidated VIE)	246,952	308,703
Allowance for loss sharing	11,183	12,349
Due to affiliate	2,676	2,735
Dividends payable	7,152	7,147
Other liabilities ($325 and $498 of interest payable related to consolidated VIEs, respectively)	23,044	22,431
Total liabilities	1,055,688	1,386,767
Commitments and contingencies
EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at June 30, 2015 and December 31, 2014, 28,609,650 and 28,586,915 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	284	284
Additional paid-in capital	420,758	420,344
Accumulated deficit	(15,943)	(17,674)
Total stockholders’ equity	405,099	402,954
Non-controlling interests in consolidated VIEs	84,051	77,932
Total equity	489,150	480,886
Total liabilities and equity	$1,544,838	$1,867,653

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$21,012	$17,735	$44,182	$32,887
Interest expense	(8,701)	(8,414)	(18,879)	(15,039)
Net interest margin	12,311	9,321	25,303	17,848
Mortgage banking revenue:
Servicing fees, net	3,908	3,494	7,824	8,713
Gains from mortgage banking activities	7,489	5,306	11,633	6,604
Provision for loss sharing	425	1,180	991	1,061
Change in fair value of mortgage servicing rights	(2,002)	(1,888)	(5,183)	(3,735)
Mortgage banking revenue	9,820	8,092	15,265	12,643
Gain on sale of loans	—	—	—	680
Total revenue	22,131	17,413	40,568	31,171
Expenses:
Management fees to affiliate	1,481	1,478	2,957	2,970
Professional fees	620	1,104	1,395	2,029
Compensation and benefits	5,434	4,510	10,071	8,531
Acquisition and investment pursuit costs	—	—	—	20
General and administrative expenses	1,632	2,600	3,463	4,819
General and administrative expenses reimbursed to affiliate	941	1,000	2,006	2,000
Total expenses	10,108	10,692	19,892	20,369
Income from operations before income taxes	12,023	6,721	20,676	10,802
Income tax expense (benefit)	760	83	118	(591)
Net income attributable to ACRE	11,263	6,638	20,558	11,393
Less: Net income attributable to non-controlling interests	(2,296)	—	(4,529)	—
Net income attributable to common stockholders	$8,967	$6,638	$16,029	$11,393
Net income per common share:
Basic and diluted earnings per common share	$0.31	$0.23	$0.56	$0.40
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,491,711	28,453,739	28,488,022	28,448,181
Diluted weighted average shares of common stock outstanding	28,585,780	28,590,689	28,585,285	28,570,945
Dividends declared per share of common stock	$0.25	$0.25	$0.50	$0.50

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION

AS OF JUNE 30, 2015

(in thousands)

(unaudited)

	Principal Lending	Mortgage Banking	Total
Cash and cash equivalents	$5,033	$3,072	$8,105
Restricted cash	10,905	16,030	26,935
Loans held for investment	1,278,736	—	1,278,736
Loans held for sale, at fair value	74,596	57,366	131,962
Mortgage servicing rights, at fair value	—	60,077	60,077
Other assets	21,343	17,680	39,023
Total Assets	$1,390,613	$154,225	$1,544,838

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

THREE MONTHS ENDED JUNE 30, 2015

SEGMENT STATEMENT OF OPERATIONS

(in thousands)

(unaudited)

	Principal Lending	Mortgage Banking		Total
Net interest margin:
Interest income from loans held for investment	$21,012	$—		$21,012
Interest expense	(8,701)	—	(1)	(8,701)
Net interest margin	12,311	—		12,311

Mortgage banking revenue:
Servicing fees, net	—	3,908	(1)	3,908
Gains from mortgage banking activities	—	7,489		7,489
Provision for loss sharing	—	425		425
Change in fair value of mortgage servicing rights	—	(2,002)		(2,002)
Mortgage banking revenue	—	9,820		9,820
Total revenue	12,311	9,820		22,131

Expenses:
Management fees to affiliate	1,346	135		1,481
Professional fees	412	208		620
Compensation and benefits	—	5,434		5,434
General and administrative expenses	647	985		1,632
General and administrative expenses reimbursed to affiliate	821	120		941
Total expenses	3,226	6,882		10,108
Income from operations before income taxes	9,085	2,938		12,023
Income tax expense	3	757		760
Net income attributable to ACRE	9,082	2,181		11,263
Less: Net income attributable to non-controlling interests	(2,296)	—		(2,296)
Net income attributable to common stockholders	$6,786	$2,181		$8,967

(1)                                             Interest expense does not include interest expense related to the intercompany notes. Additionally, servicing fees, net does not include servicing fee revenue related to the primary servicing of ACRE’s loan portfolio by ACRE Capital. The intercompany interest expense and servicing fee revenue are eliminated in the consolidated financial statements of the Company. If interest expense related to the intercompany notes and intercompany servicing fee revenue were included in the consolidated financial statements, interest expense, servicing fees, net and net income for the three months ended June 30, 2015 would have been $1.1 million, $4.1 million and $1.3 million, respectively, for mortgage banking.

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

SIX MONTHS ENDED JUNE 30, 2015

SEGMENT STATEMENT OF OPERATIONS

(in thousands)

(unaudited)

	Principal Lending	Mortgage Banking		Total
Net interest margin:
Interest income from loans held for investment	$44,182	$—		$44,182
Interest expense	(18,879)	—	(1)	(18,879)
Net interest margin	25,303	—		25,303

Mortgage banking revenue:
Servicing fees, net	—	7,824	(1)	7,824
Gains from mortgage banking activities	—	11,633		11,633
Provision for loss sharing	—	991		991
Change in fair value of mortgage servicing rights	—	(5,183)		(5,183)
Mortgage banking revenue	—	15,265		15,265
Total revenue	25,303	15,265		40,568

Expenses:
Management fees to affiliate	2,689	268		2,957
Professional fees	918	477		1,395
Compensation and benefits	—	10,071		10,071
General and administrative expenses	1,446	2,017		3,463
General and administrative expenses reimbursed to affiliate	1,751	255		2,006
Total expenses	6,804	13,088		19,892
Income from operations before income taxes	18,499	2,177		20,676
Income tax expense (benefit)	(18)	136		118
Net income attributable to ACRE	18,517	2,041		20,558
Less: Net income attributable to non-controlling interests	(4,529)	—		(4,529)
Net income attributable to common stockholders	$13,988	$2,041		$16,029

(1)                                             Interest expense does not include interest expense related to the intercompany notes. Additionally, servicing fees, net does not include servicing fee revenue related to the primary servicing of ACRE’s loan portfolio by ACRE Capital. The intercompany interest expense and servicing fee revenue are eliminated in the consolidated financial statements of the Company. If interest expense related to the intercompany notes and intercompany servicing fee revenue were included in the consolidated financial statements, interest expense, servicing fees, net and net income for the six months ended June 30, 2015 would have been $2.1 million, $8.1 million and $215 thousand, respectively, for mortgage banking.